Exhibit 10.5

Abcam plc

The Abcam plc

Annual Bonus Plan

Adoption Date: 18th September 2012

Amendment Date: 22nd November 2013

Amendment Date: 25th July 2014

Amendment Date: 3rd November 2014

Amendment Date: 11th September 2015

THE ABCAM PLC ANNUAL BONUS PLAN

Table of Contents

1	Making of Awards at the start of the Annual Bonus Plan	1
1.1	Awards made by Remuneration Committee	1
1.2	Terms of Awards	1
1.3	Procedure for making of Awards and Award Date	1
1.4	Contents of Award Certificate	1
1.5	When Awards can be made	1
1.6	Who can be made Awards	1
1.7	Maximum Bonus Potential	1
2	Performance Target	2
2.1	Setting of Performance Target	2
2.2	Statement of Performance Target	2
3	Testing of Performance Target and Vesting of Awards after the end of the Financial Year	2
3.1	Testing of Performance Target	2
3.2	Determination of Award capable of Vesting	2
3.3	Vesting of Cash Award	3
3.4	Grant of Deferred Share Award	3
3.5	Vesting of Deferred Share Award	3
3.6	Exercise of Nil Cost Option	3
3.7	No Vesting or Exercise while Dealing Restrictions apply	3
3.8	Effect of Cessation of Relevant Employment	4
3.9	Issue or transfer of Plan Shares	4
3.10	Cash Settling	4
4	Plan Limits	4
5	Malus and Clawback	5
6	Vesting of Awards in Special Circumstances	5
7	Takeover, Reconstruction, Amalgamation or Winding-up of Company	6
7.1	Takeover	6
7.2	Compulsory acquisition of Company	6
7.3	Reconstruction or amalgamation of Company	6
7.4	Winding-up of Company	6
7.5	Demergers and Other Events	6
7.6	Meaning of “obtains Control of the Company”	6
7.7	Notification of Award Holders	6
7.8	Vesting of Deferred Share Awards and corporation tax deduction	7

THE ABCAM PLC ANNUAL BONUS PLAN

8	Exchange of Deferred Share Awards	7
8.1	Where Exchange applies	7
8.2	Terms of Exchange	7
9	Adjustment of Deferred Share Awards on Reorganisation	7
9.1	Power to adjust Deferred Share Awards	7
9.2	Notification of Award Holders	7
10	Issue and Listing of Plan Shares	8
10.1	Rights attaching to Plan Shares	8
10.2	Listing of Plan Shares	8
11	Accounting for Taxes and Other Statutory Costs and Deductions	8
11.1	Deductions	8
11.2	Execution of Document by Award Holder	8
12	Relationship of Plan to Contract of Employment	8
12.1	Contractual Provisions	8
12.2	Deemed Agreement	9
12.3	Meaning of ceasing to be in Relevant Employment	9
13	Lapse of Awards	9
14	Administration of Plan	9
14.1	Awards non-transferable	9
14.2	Responsibility for administration	9
14.3	Remuneration Committee’s decision final and binding	9
14.4	Discretionary nature of Awards	9
14.5	Provision of information	10
14.6	Cost of Plan	10
14.7	Data protection	10
14.8	Third party rights	10
15	Amendment of Plan	10
15.1	Power to amend Plan	10
15.2	Rights of existing Award Holders	10
16	Notices	10
16.1	Notice by Company	10
16.2	Notice to Company	10
17	Governing Law and Jurisdiction	11

THE ABCAM PLC ANNUAL BONUS PLAN

17.1	Plan governed by English law	11
17.2	English courts to have jurisdiction	11
17.3	Jurisdiction agreement for benefit of Company	11
17.4	Award Holder deemed to submit to such jurisdiction	11
18	Interpretation	11
18.1	Definitions	11
18.2	Interpretation	13

THE ABCAM PLC ANNUAL BONUS PLAN

1	Making of Awards at the start of the Annual Bonus Plan

1.1	Awards made by Remuneration Committee

Subject to Rules 1.5 and 1.6, the Remuneration Committee may from time to time make Awards to Eligible Employees.

1.2	Terms of Awards

Subject to the Rules, the Remuneration Committee will in its absolute discretion decide whether or not any Awards are made at any particular time and, if they are, who they are made to and the terms of such Awards.

1.3	Procedure for making of Awards and Award Date

An Award shall be made by the Remuneration Committee passing a resolution. The Award Date shall be the date on which the Remuneration Committee passes the resolution or such later date as specified in the resolution and allowed by Rule 1.5. An Award Certificate shall be issued to each Award Holder as soon as practicable following the making of the Award.

1.4	Contents of Award Certificate

An Award Certificate shall state:

1.	the proportion of the Award that is a Cash Award and the proportion of the Award that is a Provisional Deferred Share Award;

2.	the Maximum Bonus Potential;

3.	the Performance Target; and

4.	any further conditions of the Award.

1.5	When Awards can be made

The Remuneration Committee may make Awards at any time but not more than ten years of the date the Plan is adopted by the Board of directors of the Company. For the avoidance of doubt, the Remuneration Committee may make Awards on more than one occasion in the Financial Year.

1.6	Who can be made Awards

An Award may not be made to an individual who is not an Eligible Employee at the Award Date. Unless the Remuneration Committee decides otherwise, an Award will not be made to an Eligible Employee who on or before the Award Date has given or received notice of termination of employment (whether or not lawful).

1.7	Maximum Bonus Potential

For Eligible Employees the Cash Award and Deferred Share Award shall be at the discretion of the Remuneration Committee, however the total award shall not exceed 150% of Annual Remuneration.

THE ABCAM PLC ANNUAL BONUS PLAN

2	Performance Target

2.1	Setting of Performance Target

The Vesting of an Award and the extent to which it Vests will be subject to the satisfaction of the Performance Target and any other conditions set by the Remuneration Committee. The Performance Target shall be set before or as soon as practicable after the beginning of the Financial Year and must be measured in relation to the Financial Year, based where appropriate on the audited financial results.

2.2	Statement of Performance Target

The Performance Target and any further condition imposed under Rule 2.1 shall be set out in, or attached in the form of a schedule to, the Award Certificate.

3	Testing of Performance Target and Vesting of Awards after the end of the Financial Year

3.1	Testing of Performance Target

As soon as practicable after the end of the Financial Year, the Remuneration Committee shall determine whether and the extent to which the Performance Target and any further condition imposed under Rule 2.1 have been satisfied, and accordingly the proportion of the Award that is capable of Vesting.

3.2	Determination of Award capable of Vesting

In determining the proportion of the Award which is capable of Vesting, the Remuneration Committee will have regard to the following:

•	the outcome of the determination referred to in Rule 3.1;

•	whether the payment due under a Cash Award is affordable without threatening the Group’s ability to fund its operations.

Where the Remuneration Committee is of the opinion that the Group is facing severe cashflow restraints that threaten the Group’s ability to fund its operations, it can reduce the proportion of a Cash Award which is capable of Vesting or determine that the Cash Award may be settled in Plan Shares, in whole or in part.

In exceptional circumstances, the Remuneration Committee can, in its discretion, determine that the proportion of the Award which is capable of Vesting should be reduced if it reasonably considers that there is a significant misalignment between the attainment of the Performance Target and the underlying sustainable performance improvement of the Company in the period.

Furthermore, in relation to any Award granted following 1 July 2015, the Remuneration Committee can, in its discretion, determine that the proportion of the Award which is capable of Vesting should be reduced (including to nil) if it reasonably considers that there has been serious under-performance of any constituent element of the Performance Target, and/or that there has been under-performance on the part of the Award-Holder, during the period.

Following these determinations the Remuneration Committee shall notify Award Holders of the proportion of the Award which is capable of Vesting (if any), which shall not be more than 100% of the Maximum Bonus Potential.

THE ABCAM PLC ANNUAL BONUS PLAN

3.3	Vesting of Cash Award

Following the Remuneration Committee’s determinations under Rules 3.1 and 3.2 and subject to Rule 11, the

Vested Cash Award shall be paid in cash to the Award Holder as soon as practicable through the payroll following deductions of employee taxes and other statutory deductions.

3.4	Grant of Deferred Share Award

Following their determinations under Rules 3.1 and 3.2, the Remuneration Committee shall take the following steps:

1.

Take the proportion of the Provisional Deferred Share Award that is capable of Vesting, and divide by the Closing Market Value (Closing Market Value meaning the average Market Value of a Plan Share over the Pricing Period) ;

2.	Grant a Deferred Share Award over that number of Plan Shares;

3.	Determine whether the Deferred Share Award should take the form of a Conditional Share Award or a Nil Cost Option;

4.

In relation to a Nil Cost Option, determine the price (if any) that the Award Holder must pay in order to exercise it and the date on which it will lapse (which must not be later than the ninth anniversary of the end of the Financial Year in which it is granted);

5.	Issue a revised Award Certificate for the Conditional Share Award or a Nil Cost Option as the case may be, stating the matters referred to in this Rule.

3.5	Vesting of Deferred Share Award

Subject to Rules 3.7, 5, 6 and 7, a Deferred Share Award shall Vest, if at all, on the second anniversary of the Dealing Day immediately following the period of ten Dealing Days beginning on the day on which the Company announces its preliminary results for a particular Financial Year.

Subject to the Rules, and in particular subject to Rule 11, the effect of a Deferred Share Award Vesting shall be that:

If the Deferred Share Award is a Conditional Share Award, the Award Holder shall become entitled to a transfer of the Plan Shares or If the Deferred Share Award is a Nil Cost Option, the Award Holder shall become entitled to exercise the Nil Cost Option.

3.6	Exercise of Nil Cost Option

A Nil Cost Option shall be exercised by the Award Holder delivering to the Company a duly completed notice of exercise in the form from time to time prescribed by the Company, specifying the number of Plan Shares in respect of which the Nil Cost Option is being exercised, and either accompanied by such price (if any) as is stated in the Award Certificate or confirmation of arrangements satisfactory to the Company for the payment of such price, together with any payment and/or documentation required under Rule 11 and, if required, the Award Certificate.

3.7	No Vesting or Exercise while Dealing Restrictions apply

During a period in which Dealing Restrictions apply, the Award Holder may not exercise a Nil Cost Option, and Plan Shares may not be issued or transferred to an Award Holder under a Conditional Share Award. Where the application of Dealing Restrictions affects the exercise or settlement of a Deferred Share Award, subject to Rule 3.9, such event shall take place as soon as reasonably practicable after the lifting of the Dealing Restriction.

THE ABCAM PLC ANNUAL BONUS PLAN

3.8	Effect of Cessation of Relevant Employment

Subject to Rule 6, an Award shall Vest (and a Nil Cost Option may be exercised) only while the Award Holder is in Relevant Employment. If an Award Holder ceases to be in Relevant Employment, any Unvested Award or unexercised Nil Cost Option granted to him shall lapse on cessation. This Rule 3.8 shall apply where the Award Holder ceases to be in Relevant Employment in any circumstances (including, in particular, but not by way of limitation, where the Award Holder is dismissed unfairly, wrongfully, in breach of contract or otherwise).

Subject to Rule 6, an Award held by an Award Holder who has given or received notice of termination of employment (whether or not lawful) shall not Vest during any period when the notice is effective.

3.9	Issue or transfer of Plan Shares

Subject to Rules 3.10 and 11 and to any necessary consent and to compliance by the Award Holder with the Rules, the Remuneration Committee shall, as soon as practicable and in any event not later than thirty days after the Vesting of a Conditional Share Award or the exercise of a Nil Cost Option, arrange for the issue or transfer to the Award Holder of the number of Plan Shares subject to the Deferred Share Award.

3.10	Cash Settling

Subject to Rule 11, the Remuneration Committee may on the Vesting of a Conditional Share Award or exercise of a Nil Cost Option make a cash payment to the Award Holder equal to the Market Value of the Plan Shares in respect of which the Conditional Share Award has Vested or the Nil Cost Option is exercised.

Where the Remuneration Committee settles a Deferred Share Award in the manner described in this Rule 3.10, this shall be in full and final satisfaction of the Award Holder’s rights under the Deferred Share Award.

4	Plan Limits

An Award may not be made if the result of making the Award would be that the aggregate number of Plan Shares issued or committed to be issued in the preceding ten year period under

•	Awards under the Plan; or

•	options or awards granted under any other Employees’ Share Scheme (whether or not discretionary) operated by the Group would exceed ten per cent of the Company’s issued ordinary share capital at that time.

For the purpose of this limit:

•	for as long as required by the Investment Association treasury shares shall be included in the limit as if they were new issue shares;

•	there shall be disregarded any Plan Shares where the right to acquire the Plan Shares has lapsed or been renounced or is incapable of Vesting.

•

there shall be disregarded any Plan Shares which the Trustees have purchased, or determined that they will purchase, in order to satisfy an Award or the exercise of an option or the vesting of other rights of an employee under any other employees’ share scheme operated by the Group; and

•

any Plan Shares issued in relation to an Award, or on the exercise of an option or the vesting of other rights of an employee under any other employees’ share scheme operated by the Group shall be taken into account once only (when the Award is made or the option is granted or the right awarded) and shall not fall out of account when the Award Vests, the option is exercised or other rights vest.

THE ABCAM PLC ANNUAL BONUS PLAN

5	Malus and Clawback

Notwithstanding any other provision of the Rules, the Remuneration Committee may:

•	require an Award Holder to forfeit the whole or part of any Cash Award not yet paid; or

•

reduce or cancel any Unvested Deferred Share Award or any unexercised Vested Nil Cost Option, or, in relation to any Award granted following 1 July 2015, any exercised Vested Nil Cost Option or Vested Conditional Share Award in respect of which Plan Shares have not yet been transferred to the Award Holder if:

•	there has been a material adverse adjustment to the audited consolidated accounts of the Company for any accounting period ending before the Vesting of the Award; and/or

•

there is reasonable evidence of fraud or other gross misconduct and, in relation to any Award granted following 1 July 2015, material dishonesty, material failure of risk management, and/or material wrongdoing on the part of or by the Award Holder.

When taking any step under this Rule 5, the Remuneration Committee shall act in good faith and treat all Award Holders fairly, reasonably and equitably and shall notify any affected Award Holder as soon as possible.

The Remuneration Committee may in its discretion make any alteration or amendment to this Rule 5 as is necessary or desirable to take account of local laws affecting any Group Member or any Award Holder .

6	Vesting of Awards in Special Circumstances

If an Award Holder dies or ceases to be in Relevant Employment by reason of:

•	ill health or permanent disability;

•	redundancy within the meaning of the Employment Rights Act 1996;

•	retirement by agreement with the company by which he is employed;

•	the Award Holder being employed by a company which ceases to be a Group Member;

•	the Award Holder being employed in an undertaking or part of an undertaking which is transferred to a person who is not a Group Member; or

•	any other circumstances if the Remuneration Committee decides in any particular case;

•

any Deferred Share Award shall not lapse but shall (subject to any adjustment pursuant to Rule 5) Vest in full in accordance with Rule 3.5 on the second anniversary of the date of grant, unless the Remuneration Committee determines that his Deferred Share Award shall Vest in full as soon as practicable after the date on which he ceases to be in Relevant Employment. Where Vested Deferred Share Awards are in the form of Nil Cost Options, the Award Holder shall become entitled to exercise the Nil Cost Options for a period of 12 months from the date on which his Award Vests, after which time any unexercised Nil Cost Options shall lapse. For the avoidance of doubt, the Award Holder’s right to exercise is subject to Rule 3.7 (No Vesting or Exercise while Dealing Restrictions apply); and

•

the Remuneration Committee may, in its absolute discretion, determine that any Award which has not yet been subject to its determination in accordance with Rule 3.2 shall not lapse in accordance with Rule 3.8, but instead shall continue. Where such a determination is made, the proportion of the Award which is capable of Vesting shall still be determined pursuant to Rule 3.2 but be reduced by the Remuneration Committee to reflect the period of time that the Award Holder has been in Relevant Employment during the particular Financial Year (or such shorter period as the Remuneration Committee determines).

THE ABCAM PLC ANNUAL BONUS PLAN

The Remuneration Committee may determine that only the Cash Award shall Vest in accordance with Rule 3.3 and no Deferred Share Award shall be granted. Alternatively the Remuneration Committee may determine that a Deferred Share Award shall be granted pursuant to Rule 3.4, in which case paragraph (0) shall apply.

7	Takeover, Reconstruction, Amalgamation or Winding-up of Company

7.1	Takeover

Subject to Rule 8, where a person obtains Control of the Company, Deferred Share Awards shall (subject to any adjustment pursuant to Rule 5) Vest in full on the date the person obtains Control.

7.2	Compulsory acquisition of Company

Subject to Rule 8, if a person becomes entitled or bound to acquire shares in the Company under section 979 of the Companies Act 2006, the Deferred Share Awards shall (subject to any adjustment pursuant to Rule 5) Vest in full.

7.3	Reconstruction or amalgamation of Company

Subject to Rule 8, if a person proposes to obtain Control of the Company in pursuance of a compromise or arrangement sanctioned by the court under section 899 of the Companies Act 2006, Deferred Share Awards will (subject to any adjustment pursuant to Rule 5) Vest in full on the date of the court sanction.

7.4	Winding-up of Company

Subject to Rule 8, if notice is given of a resolution for the voluntary winding-up of the Company Deferred Share Awards will (subject to any adjustment pursuant to Rule 5) Vest in full on the date notice is given.

7.5	Demergers and Other Events

Subject to Rule 8, the Remuneration Committee may determine that Deferred Share Awards Vest, and the proportion which does (subject to any adjustment pursuant to Rule 5) Vest, if it becomes aware that the Company will be affected by a demerger, distribution (which is not an ordinary dividend) or other transaction not otherwise covered by the Rules.

7.6	Meaning of “obtains Control of the Company”

For the purpose of Rule 7 a person shall be deemed to have obtained Control of the Company if he and others Acting In Concert with him have together obtained Control of it.

7.7	Notification of Award Holders

The Remuneration Committee shall, as soon as reasonably practicable, notify each Award Holder of the occurrence of any of the events referred to in this Rule 7 and explain how this affects their position under the Plan.

THE ABCAM PLC ANNUAL BONUS PLAN

7.8	Vesting of Deferred Share Awards and corporation tax deduction

Where the Remuneration Committee is aware that an event is likely to occur under Rule 7 in respect of which Deferred Share Awards will Vest in circumstances where the conditions for relief under Part 12 of the Corporation Tax Act 2009 may not be satisfied, the Remuneration Committee may determine that the Deferred Share Awards Vest (subject to any adjustment pursuant to Rule 5), in accordance with Rule 7, immediately prior to the event taking place.

Where Vested Deferred Share Awards are in the form of a Nil Cost Options, the Award Holder shall become entitled to exercise the Nil Cost Options for a period of three months from the date of the occurrence of the relevant event after which any unexercised Nil Cost Options shall lapse. For the avoidance of doubt, the Award Holder’s right to exercise is subject to Rule 3.7 (No Vesting or Exercise while Dealing Restrictions apply).

8	Exchange of Deferred Share Awards

8.1	Where Exchange applies

A Deferred Share Award will not Vest under Rule 7 but will be exchanged for a new award (“New Award”) under this Rule to the extent that:

•	an offer to exchange the Deferred Share Award for a New Award is made and accepted by the Award Holder; or

•	the Remuneration Committee, if relevant, with the consent of the persons acquiring Control, decide that Deferred Share Awards will be automatically exchanged for New Awards.

8.2	Terms of Exchange

The following applies in respect of the New Award:

•	The Award Date of the New Award shall be deemed to be the same as the Award Date of the Deferred Share Award.

•	The New Award will be in respect of the shares in a company determined by the Remuneration Committee.

•

In the application of the Plan to the New Award, where appropriate, references to “Company” and “Plan Shares” shall be read as if they were references to the company to whose shares the New Award relates.

•	The New Award must be equivalent to the Deferred Share Award and it will (subject to any adjustment pursuant to Rule 5)Vest at the same time and in the same manner as the Deferred Share Award.

9	Adjustment of Deferred Share Awards on Reorganisation

9.1	Power to adjust Deferred Share Awards

In the event of a Reorganisation, the number of Plan Shares subject to a Deferred Share Award, the description of the Plan Shares, or any one or both of these, shall be adjusted in such manner as the Remuneration Committee shall determine.

9.2	Notification of Award Holders

The Remuneration Committee shall, as soon as reasonably practicable, notify each Award Holder of any adjustment made under this Rule 9 and explain how this affects their position under the Plan.

THE ABCAM PLC ANNUAL BONUS PLAN

10	Issue and Listing of Plan Shares

10.1	Rights attaching to Plan Shares

All Plan Shares issued and/or transferred under the Plan shall, as to voting, dividend, transfer and other rights, including those arising on a liquidation of the Company, rank equally in all respects and as one class with the shares of the same class in issue at the date of issue or transfer save as regards any rights attaching to such Plan Shares by reference to a record date prior to the date of such issue or transfer.

10.2	Listing of Plan Shares

If and so long as Plan Shares are listed on the Official List and traded on the London Stock Exchange, or are traded on the Alternative Investment Market of the London Stock Exchange, the Company will apply for the listing or admission to trading of any Plan Shares issued under the Plan as soon as practicable.

11	Accounting for Taxes and Other Statutory Costs and Deductions

11.1	Deductions

The Company or any Group Member (as the case may be) may withhold such amount, or make such other arrangements as it may determine appropriate, for example to sell or withhold Plan Shares, to meet any employer or employee liability to taxes or other statutory costs in respect of Awards.

11.2	Execution of Document by Award Holder

The Remuneration Committee may require an Award Holder to execute a document in order to bind himself contractually to any such arrangement as is referred to in Rule 11.1 and return the executed document to the Company by a specified date. It shall be a condition of Vesting of the Award that the executed document be returned by the specified date unless the Remuneration Committee determines otherwise.

12	Relationship of Plan to Contract of Employment

12.1	Contractual Provisions

Notwithstanding any other provision of the Plan:

•	the Plan shall not form part of any contract of employment between any Group Company and an Eligible Employee;

•

unless expressly so provided in his contract of employment, an Eligible Employee has no right to be made an Award and the receipt of an Award in one year is no indication that the Award Holder will be made any subsequent Awards;

•	the Plan does not entitle any Award Holder to the exercise of any discretion in their favour;

•

the benefit to an Eligible Employee of participation in the Plan (including, in particular but not by way of limitation, any Awards held by him) shall not form any part of his remuneration or count as his remuneration for any purpose other than for tax purposes and shall not be pensionable; and

•

if an Eligible Employee ceases to be in Relevant Employment for any reason, he shall not be entitled to compensation for the loss or diminution in value of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any Awards held by him which lapse by reason of his ceasing to be in Relevant Employment) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise.

THE ABCAM PLC ANNUAL BONUS PLAN

12.2	Deemed Agreement

By accepting the making of an Award, an Award Holder is deemed to have agreed to the provisions of these Rules, including this Rule 12.

12.3	Meaning of ceasing to be in Relevant Employment

For the purposes of the Plan, an Award Holder shall not be treated as ceasing to be in Relevant Employment until he no longer holds any office or employment with any Group Member.

13	Lapse of Awards

Notwithstanding any other provision of the Rules, an Award shall lapse on the earliest of:

•

the Remuneration Committee determining that the Performance Target or any further condition imposed under Rule 2.1 has not been satisfied either in whole nor in part in respect of the Award and can no longer be satisfied in whole or in part in which case the Award shall lapse either in whole or as to such part in relation to which the Performance Target or other conditions imposed under Rule 2.1 can no longer be satisfied;

•	subject to Rule 6, the Award Holder ceasing to be in Relevant Employment;

•	the cancellation of the (whole or any part of the) Award under Rule 5;

•	in relation to a Nil Cost Option, the date determined in accordance with paragraph 4 of Rule 3.4;

•	any date provided for under these Rules; or

•	the date on which the Award Holder becomes bankrupt or enters into a compromise with his creditors generally.

14	Administration of Plan

14.1	Awards non-transferable

An Award shall be personal to the Award Holder and, except in the case of the death of an Award Holder, shall not be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Award Holder purports to transfer, charge or otherwise alienate the Award.

14.2	Responsibility for administration

The Remuneration Committee shall be responsible for, and shall have the conduct of, the administration of the Plan. The Remuneration Committee may from time to time make, amend or rescind regulations for the administration of the Plan provided that such regulations shall not be inconsistent with the Rules.

14.3	Remuneration Committee’s decision final and binding

The decision of the Remuneration Committee shall be final and binding in all matters relating to the Plan, including but not limited to the resolution of any dispute concerning, or any inconsistency or ambiguity in the Rules or any document used in connection with the Plan.

14.4	Discretionary nature of Awards

All Awards shall be made entirely at the discretion of the Remuneration Committee.

THE ABCAM PLC ANNUAL BONUS PLAN

14.5	Provision of information

The Award Holder shall provide to the Company as soon as reasonably practicable such information as the Company reasonably requests for the purpose of complying with its obligations under section 421J of the Income Tax (Earnings and Pensions) Act 2003 or other similar legislation in other jurisdictions.

14.6	Cost of Plan

The cost of introducing and administering the Plan shall be met by the Company. The Company shall be entitled, if it wishes, to charge an appropriate part of such cost to a Subsidiary.

14.7	Data protection

By accepting the making of an Award, an Award Holder is deemed to consent to the holding, processing and transfer of personal data in relation to the Award Holder by or to the Company, any Group Member, any third party broker, registrar or administrator or any future purchaser of the Company or relevant Group Member employing the Award Holder for all purposes relating to the operation of the Plan.

14.8	Third party rights

Nothing in these Rules confers any benefit, right or expectation on a person who is not an Award Holder. No such third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of these Rules.

15	Amendment of Plan

15.1	Power to amend Plan

The Remuneration Committee may from time to time amend the Rules (including, for the purposes of establishing a sub-plan for the benefit of employees located overseas).

15.2	Rights of existing Award Holders

An amendment may not adversely affect the rights of an existing Award Holder except where the Award Holder has approved the amendment.

16	Notices

16.1	Notice by Company

Save as provided for by law, any notice, document or other communication given by, or on behalf of, the Remuneration Committee to any person in connection with the Plan shall be deemed to have been duly given if delivered to him at his place of work, if he is in Relevant Employment if sent by e-mail to such e-mail address as may be specified by him from time to time, or sent through the post in a pre-paid envelope to the postal address last known to the Company to be his address and, if so sent, shall be deemed to have been duly given on the date of posting.

16.2	Notice to Company

Save as provided for by law any notice, document or other communication given to the Company in connection with the Plan shall be delivered by hand or sent by email, fax or post to the Company Secretary at the Company’s registered office or such other e-mail or postal address as may from time to time be notified to Award Holders but shall not in any event be duly given unless it is actually received at the registered office or such e-mail or postal address.

THE ABCAM PLC ANNUAL BONUS PLAN

17	Governing Law and Jurisdiction

17.1	Plan governed by English law

The formation, existence, construction, performance, validity and all aspects whatsoever of the Plan, any term of the Plan and any Award made under it shall be governed by English law.

17.2	English courts to have jurisdiction

The English courts shall have jurisdiction to settle any dispute which may arise out of, or in connection with, the Plan.

17.3	Jurisdiction agreement for benefit of Company

The jurisdiction agreement contained in this Rule 17 is made for the benefit of the Company only, which accordingly retains the right to bring proceedings in any other court of competent jurisdiction.

17.4	Award Holder deemed to submit to such jurisdiction

By accepting the making of an Award, an Award Holder is deemed to have agreed to submit to such jurisdiction.

18	Interpretation

18.1	Definitions

In this Plan, unless the context otherwise requires, the following words and expressions have the following meanings:

Acting In Concert has the meaning given to that expression in The City Code on Takeovers and Mergers in its present form or as amended from time to time;

Annual Remuneration means the higher of:

(a) the basic salary excluding any election for salary sacrifice made by an Eligible Employee paid by the Group expressed as an annual rate as at the Award Date;

(b) basic salary excluding any election for salary sacrifice made by an Eligible Employee paid by the Group for the period of 12 months ending on the last day of the month immediately preceding the month in which the Award is made;

Award means an Award granted under the Plan being either a Cash Award or a Deferred Share Award;

Award Certificate means a statement in a form determined by the Company setting out details of the Award as set out in Rule 1.4;

Award Date means the date on which an Award is made in accordance with Rule 1.3;

Award Holder means an individual who holds an Award or, where the context permits, his legal personal representatives;

Cash Award means, subject to Rule 3.2, a right to receive a cash amount subject to the satisfaction of the Performance Target;

THE ABCAM PLC ANNUAL BONUS PLAN

Company means Abcam plc incorporated in England and Wales under company number 3509322;

Conditional Share Award means a conditional right under the Plan to acquire Plan Shares;

Control has the meaning given to it by section 995 of ITA 2007;

Dealing Day means any day on which the London Stock Exchange is open for the transaction of business;

Dealing Restrictions means restrictions on dealings imposed by statute, order or regulation or Government directive, or by the Model Code or any code adopted by the Company based on the Model Code;

Deferred Share Award means a Conditional Share Award or a Nil Cost Option;

Eligible Employee means an individual who at the Award Date devotes substantially the whole of his or her working hours to the business of the Group and is either an Executive Director or an employee of a Group Member;

Executive Director means a director of the Company who is employed under a contract of employment;

Financial Year means the accounting reference period of the Company as defined in section 391 of the Companies Act 2006;

Group means the Company and its Subsidiaries from time to time and Group Member shall be interpreted accordingly;

ITA 2007 means the Income Tax Act 2007;

London Stock Exchange means the London Stock Exchange plc or any successor body;

Market Value on any day means

if at the relevant time Plan Shares are listed in the Daily Official List of the London Stock Exchange (or any other recognised stock exchange within the meaning of section 1005 of ITA 2007 or the Alternative Investment Market of the London Stock Exchange),the middle market quotation (as derived from that List) on the preceding Dealing Day; or where Plan Shares are not so listed, the market value of a Plan Share calculated as described in the Taxation of Chargeable Gains Act 1992.

Maximum Bonus Potential means the maximum amount payable pursuant to an Award expressed as a percentage of Annual Remuneration;

Model Code means the Model Code on directors’ dealings in securities as set out in Listing Rule 9, Annex 1 of the Listing Rules issued by the Financial Conduct Authority in its present form and as amended from time to time;

Nil Cost Option means a right to acquire Plan Shares for no payment or (if so determined by the Remuneration Committee and stated in the Award Certificate, for payment of the nominal value of the Plan Shares subject to the Nil Cost Option);

Performance Target means a performance target, which may be made up of one or more constituent elements (for example, but not exclusively, financial, strategic and personal criteria) imposed as a condition of the Vesting of an Award under Rule 2.1;

Plan means the Abcam plc Annual Bonus Plan as amended from time to time;

Plan Shares means ordinary shares in the capital of the Company (or any shares representing them);

THE ABCAM PLC ANNUAL BONUS PLAN

Pricing Period means the ten Dealing Days beginning on the Dealing Day on which the Company announces its preliminary results for a particular Financial Year, save where the Company announces its results during a period in which Dealing Restrictions apply, in which case the Pricing Period will be the ten Dealing Days beginning on the day on which such Dealing Restrictions are lifted;

Provisional Deferred Share Award means a Deferred Share Award that has been granted in accordance with Rule 1.1 but where the number of Plan Shares has not yet been calculated in accordance with Rule 3.4;

Relevant Employment means employment with any Group Member;

Remuneration Committee means the duly appointed Remuneration Committee of the Board of directors of the Company;

Reorganisation means any variation in the share capital of the Company, including but without limitation a capitalisation issue, rights issue, demerger or other distribution, a special dividend or distribution, rights offer or bonus issue and a sub-division, consolidation or reduction in the capital of the Company;

Rules mean the rules of the Plan;

Subsidiary has the meaning set out in section 1159 of the Companies Act 2006;

Trustees means the trustees of any trust created by a Group Member; and

Vest means an Award Holder becoming entitled to receive a cash payment in respect of a Cash Award and an Award Holder becoming entitled to have Plan Shares transferred to him in relation to a Deferred Share Award.

18.2	Interpretation

In the Plan, unless otherwise specified:

•

save as provided for by law a reference to writing includes any mode of reproducing words in a legible form and reduced to paper or electronic format or communication including, for the avoidance of doubt, correspondence via e-mail;

•	references to the male gender include the female gender; and

•	the Interpretation Act 1978 applies to the Plan in the same way as it applies to an enactment.

THE ABCAM PLC ANNUAL BONUS PLAN

SCHEDULE 1

The rules of the Abcam plc Annual Bonus (“Plan”) will apply to Awards held by Participants, who are or who may become, subject to any US tax or social security contributions liability in connection with an Award, except as set out in this Schedule 1. Where there is any conflict between the rules of the Plan and this Schedule 1, the terms of this Schedule 1 will prevail.

1	DEFINITIONS AND INTERPRETATION

1.1	Deferred Share Award means a Conditional Share Award and the rules of the Plan, as amended by this Schedule 1, will be construed accordingly;

2	PROCEDURE FOR MAKING AWARDS AND AWARD DATE

2.1	The following wording will be added to the end of Rule 1.3:

“The proportion of the Award that is a Cash Award and the proportion of the Award that is a Provisional Deferred Share Award referred to in paragraph 1 of rule 1.4 must be decided at least 6 months before the end of the Financial Year to which the Performance Target relates.”

3	SETTING OF PERFORMANCE TARGET

3.1	Rule 2.1 will be deleted and replaced with the following wording:

The Vesting of an Award and the extent to which it Vests will be subject to the satisfaction of the Performance Target and any other conditions set by the Remuneration Committee. The Performance Target shall be set before or as soon as practicable after the beginning of the Financial Year, and in any event no later than 90 days beginning on the first day of the Financial Year to which they relate, and must be measured in relation to the Financial Year, based where appropriate on the audited financial results.

4	VESTING OF CASH AWARD

4.1	The following wording will be added after the words “as soon as practicable” in Rule 3.3:

“,and in any event not later than 15th March following the end of the calendar year in which the Cash Award Vests,”

5	ISSUE OR TRANSFER OF PLAN SHARES

5.1	Rule 3.9 will be deleted and replaced with the following wording:

Subject to Rules 3.7, 3.10 and 11 and to any necessary consent and to compliance by the Award Holder with the Rules, the Remuneration Committee shall, as soon as practicable, and in any event, by the later of:

i.	31 December of the calendar year in which the Conditional Share Award Vests; and

THE ABCAM PLC ANNUAL BONUS PLAN

ii.	the 15th day of the third month of the Financial Year following the Financial Year in which the Conditional Share Award Vests[1]

transfer (or arrange for the transfer) to the Award Holder the number of Plan Shares subject to the Deferred Share Award.

6	VESTING OF AWARDS IN SPECIAL CIRCUMSTANCES

6.1	Rule 6 will be deleted and replaced with the following wording:

“If an Award Holder dies or ceases to be in Relevant Employment by reason of:

•	ill health or permanent disability;

•	redundancy within the meaning of the Employment Rights Act 1996;

•	the Award Holder being employed by a company which ceases to be a Group Member;

•	the Award Holder being employed in an undertaking or part of an undertaking which is transferred to a person who is not a Group Member; or

•	any other circumstances if the Remuneration Committee decides in any particular case;

•	any Deferred Share Award shall not lapse but shall Vest in full in accordance with Rule 3.5 as soon as practicable after the date on which he ceases to be in Relevant Employment; and

the Remuneration Committee may, in its absolute discretion, determine that any Award which has not yet been subject to its determination in accordance with Rule 3.2 shall not lapse in accordance with Rule 3.8, but instead shall continue. Where such a determination is made, the proportion of the Award which is capable of Vesting shall still be determined pursuant to Rule 3.2 but be reduced by the Remuneration Committee to reflect the period of time that the Award Holder has been in Relevant Employment during the particular Financial Year (or such shorter period as the Remuneration Committee determines).

The Remuneration Committee may determine that only the Cash Award shall Vest in accordance with Rule 3.3 and no Deferred Share Award shall be granted. Alternatively the Remuneration Committee may determine that a Deferred Share Award shall be granted pursuant to Rule 3.4, in which case paragraph (a) shall apply.”

[1]

For example if the Conditional Share Award is granted in 1 October 2015 then it would normally vest on the 2nd anniversary of grant, being 1 October 2017, The Plan Shares would need to be transferred to the Award Holder by 15 September 2018 (September being the 3rd month of the Financial Year).